EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Stewardship Financial Corporation

We consent to incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-20793, 333-31245, 333-87842 and 333-135462) and the Registration Statements on Form S-3 (File Nos. 333-20699, 333-54738 and 333-133632) of Stewardship Financial Corporation on our report dated March 28, 2007, on the consolidated financial statements of Stewardship Financial Corporation which report is included in Form 10-K for Stewardship Financial Corporation for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC
Livingston, New Jersey
March 28, 2007